                                                                     EXHIBIT 4.5


                          WAIVER AND OMNIBUS AMENDMENT

                  THIS WAIVER AND OMNIBUS AMENDMENT (this "OMNIBUS AMENDMENT"), dated as of June 26, 2002 is among W1 Receivables, L.P., a Texas limited partnership ("W1R"), Weatherford International, Inc., a Delaware corporation ("WEATHERFORD"), Bank One, NA (Main Office Chicago), individually ("BANK ONE"), Jupiter Securitization Corporation ("CONDUIT" and, together with Bank One, the "PURCHASERS"), Bank One, NA (Main Office Chicago), as agent for the Purchasers (the "AGENT"), Weatherford Artificial Lift Systems, Inc., a Delaware corporation ("WEATHERFORD ALS"), Weatherford U.S., L.P., a Louisiana limited partnership ("WEATHERFORD U.S." and together with Weatherford ALS, the "INITIAL ORIGINATORS"), and Weatherford International Ltd., a Bermuda exempted company (the "BERMUDA PARENT").

                             PRELIMINARY STATEMENTS

                  Initial Originators, as sellers, and W1R, as purchaser, are parties to that certain U.S. RECEIVABLES SALE AGREEMENT dated as of July 2, 2001 (the "SALE AGREEMENT");

                  W1R, as seller, Weatherford, as Initial Servicer, the Purchasers, and the Agent are parties to that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001 (as previously amended and otherwise modified, the "PURCHASE AGREEMENT");

                  Weatherford, as performance guarantor, is a party of that certain Performance Undertaking dated as of July 2, 2001 in favor of W1R (the "PERFORMANCE UNDERTAKING");

                  Seller has requested that the Agent and the Purchasers extend the Liquidity Termination Date to August 30, 2002;

                  Weatherford, the Bermuda Parent, Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company and wholly owned subsidiary of Weatherford ("U.S. HOLDINGS") and Weatherford Merger Inc., a Delaware corporation ("MERGER SUB") and indirect wholly owned subsidiary of the Bermuda Parent have entered into an Agreement and Plan of Merger dated as of May 8, 2002 (the "MERGER AGREEMENT") for the purpose of reorganizing and pursuant to which the Merger Sub will merge with and into Weatherford, with Weatherford surviving as an indirect subsidiary of the Bermuda Parent whose common shares will be exchanged on a one-for-one basis with outstanding shares of common stock of Weatherford (the "REORGANIZATION");

                  The Reorganization may give rise to a Termination Event under the Sale Agreement and an Amortization Event under the Purchase Agreement by reason of a Change of Control (as defined in Exhibit A to the Sale Agreement) and by reason of other events; and

                  The Agent, the Purchasers and W1R are willing to waive such Termination Event and Amortization Event and to agree to certain amendments to the Sale Agreement, the Purchase Agreement and the Performance Undertaking subject to the terms and conditions as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Defined Terms. Unless defined elsewhere herein, capitalized terms used in this Omnibus Amendment shall have the meanings assigned to such terms in the Sale Agreement or in the Purchase Agreement, as the case may be.

                  SECTION 2. The Sale Agreement Waivers. Immediately upon the effectiveness of this Omnibus Amendment, the Agent and the Purchasers (each as assignee of W1R) and W1R hereby (i) waive compliance with Section 6.1(e) of the Sale Agreement to the extent, and solely to the extent, necessary to permit the Reorganization and (ii) agree that the Reorganization and the other transactions contemplated by the Merger Agreement shall not constitute a Termination Event.

                  SECTION 3. The Sale Agreement Amendments. The Sale Agreement is hereby amended as follows:

                  (a) Section 2.1(e) of the Sale Agreement is hereby amended by replacing the word "Weatherford's" with the phrase "Weatherford's or the Bermuda Parent's".

                  (b) Section 2.1(m) of the Sale Agreement is hereby amended by replacing the phrase "the Performance Guarantor and its Subsidiaries" with the phrase "any Performance Guarantor and its Subsidiaries".

                  (c) Section 2.1(o) of the Sale Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Each of Weatherford and the Bermuda Parent".

                  (d) The introductory phrase of Section 4.1(a) of the Sale Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Each of Weatherford and the Bermuda Parent".

                  (e) Sections 4.1(a)(i), (ii), (iii) and (v) of the Sale Agreement are hereby further amended by replacing the word "Weatherford" with the phrase "Weatherford and the Bermuda Parent, as the case may be" each time such word appears in Sections 4.1(a)(i), (ii), (iii) and (v).

                  (f) The introductory phrase of Section 4.1(b) of the Sale Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Each of Weatherford and the Bermuda Parent".

                  (g) Section 4.1(b)(ii) of the Sale Agreement is hereby amended by replacing the word "Weatherford" with the phrase "the Bermuda Parent".

                  (h) Section 4.1(j) of the Sale Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Weatherford or the Bermuda Parent".

                  (i) Sections 4.2(f), 5.1, 5.2, 8.1, and 8.11 of the Sale
Agreement are hereby amended by replacing the phrase "Section 8.5" with the phrase "Section 8.12" each time such phrase appears in those Sections.

                  (j) Section 6.1 of the Sale Agreement is hereby amended by replacing the phrase "the Performance Guarantor" with the phrase "any Performance Guarantor" each time such phrase appears in Section 6.1.

                  (k) Section 8.3(a) of the Sale Agreement is hereby amended by replacing the word "Weatherford's" with the phrase "Weatherford's or the Bermuda Parent's".

                  (l) The following definitions set forth in Exhibit A to the Sale Agreement are hereby amended and restated in their entirety to read as follows:

                  "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding Equity Interests of Weatherford, the Bermuda Parent or
         (b) any of Weatherford or the Bermuda Parent ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of any Originator.

                  "PERFORMANCE GUARANTOR" means each of Weatherford and the Bermuda Parent.

                  "PERFORMANCE UNDERTAKING" means an undertaking in the form attached to the U.S. Receivables Purchase Agreement as an exhibit, and shall include an Amended and Restated Performance Undertaking dated as of June 26, 2002 duly executed by each of the Performance Guarantors.

                  (m) Exhibit A to the Sale Agreement is hereby further amended by adding the following definitions thereto in their proper alphabetical order:

                  "BERMUDA PARENT" means Weatherford International Ltd., a Bermuda exempted company.

                  "MERGER AGREEMENT" means that certain Agreement and Plan of Merger among the Bermuda Parent, Weatherford, U.S. Holdings, and Merger Sub dated as of May 8, 2002.

                  "MERGER SUB" means Weatherford Merger Inc., a Delaware corporation.

                  "REORGANIZATION" means the consummation of the transactions contemplated by the Merger Agreement, including the exchange of outstanding common stock of Weatherford on a one-for-one basis with the outstanding common stock of the Bermuda Parent pursuant to and in accordance with the Merger Agreement.

                  "U.S. HOLDINGS" means Weatherford U.S. Holdings LLC, a Delaware limited liability company.

                  (n) The definition of "SALE TERMINATION DATE" set forth in Exhibit A to the Sale Agreement is hereby amended by replacing the phrase "the Performance Guarantor" with the phrase "any Performance Guarantor".

                  (o) The definition of "TRANSACTION DOCUMENTS" set forth in Exhibit A to the Sale Agreement is hereby amended by replacing the phrase "the Performance Guarantor" with the phrase "the Performance Guarantors".

                  SECTION 4. The Purchase Agreement Waivers. Immediately upon the effectiveness of this Omnibus Amendment, the Agent and the Purchasers hereby:

                  (a) waive compliance with:

                  (i) Section 9.1(f)(ii) of the Agreement for the three months ending May 31, 2002 and the three months ending June 30, 2002; and

                  (ii) Section 9.1(g) of the Sale Agreement to the extent, and solely to the extent, necessary to permit the Reorganization; and

                  (b) agree that the Reorganization and the other transactions contemplated by the Merger Agreement shall not constitute an Amortization Event.

                  SECTION 5. The Purchase Agreement Amendments. The Purchase Agreement is hereby amended as follows:

                  (a) Section 5.1(e) of the Purchase Agreement is hereby amended by replacing the word "Weatherford's" with the phrase "Weatherford's and the Bermuda Parent's".

                  (b) Section 5.1(m) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  (m) Material Adverse Effect (i) Each of the initial Servicer and the Bermuda Parent represents and warrants that (in the case of initial Servicer, since December 31, 2000), no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the Bermuda Parent and its Subsidiaries, respectively, in each case taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement or the ability of the Bermuda Parent to perform its obligations under its Performance Undertaking, respectively, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, or (B) the ability of Seller to perform its obligations under the Transaction Documents.

                  (c) Section 5.1(o) of the Purchase Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Each of Weatherford and the Bermuda Parent".

                  (d) Sections 7.1(a)(i)-(ii) of the Purchase Agreement are hereby amended by replacing the word "Weatherford" with the phrase "Weatherford and the Bermuda Parent, as the case may be" each time such word appears in Sections 7.1(a) (i)-(ii),

                  (e) Section 7.1(b)(ii) of the Purchase Agreement is hereby amended by replacing the word "Weatherford" with the phrase "the Bermuda Parent" each time such word appears in Section 7.1(b)(ii).

                  (f) Section 7.1(b)(v) of the Purchase Agreement is hereby amended by replacing the word "Weatherford's" with the phrase "Weatherford's or the Bermuda Parent's".

                  (g) Section 7.1(c) of the Purchase Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Weatherford or the Bermuda Parent".

                  (h) Section 7.1(i) of the Purchase Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Weatherford and the Bermuda Parent".

                  (i) Section 7.2(a) of the Purchase Agreement is hereby amended by replacing the word "Weatherford" with the phrase "Weatherford or the Bermuda Parent".

                  (j) Section 8.1(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. Weatherford is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement and agrees to perform such duties and obligations after the Reorganization. The Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed Weatherford or any successor Servicer.

                  (k) Sections 9.1(k) and 9.1(l) of the Purchase Agreement are hereby amended by replacing the phrase "Performance Guarantor" with the phrase "any Performance Guarantor" each time such phrase appears in Sections 9.1(k) and 9.1(l).

                  (l) Section 14.6 of the Purchase Agreement is hereby amended by replacing the phrase "the Servicer" with the phrase "the Servicer, the Bermuda Parent".

                  (m) The following definition set forth in Exhibit I to the Purchase Agreement are hereby amended and restated in its entirety to read as follows:

                  "CHANGE OF CONTROL" means (a) a "Change of Control" under and as defined in the U.S. Receivables Sale Agreement shall occur with respect to Weatherford or the Bermuda Parent, (b) Weatherford or the Bermuda Parent ceases to own, directly or indirectly, at least a majority of the Equity Interests of any Material Originator, or (c) Weatherford or the Bermuda Parent ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Seller; PROVIDED, HOWEVER, that a Permitted Restructuring shall not constitute a Change of Control under this Agreement.

                  "LIQUIDITY TERMINATION DATE" means August 30, 2002.

                  "MATERIAL ORIGINATOR" means any Originator who, in any period of 12 consecutive months, has generated more than 10% of the total U.S. Receivables of U.S. Holdings and its Subsidiaries.

                  "PERMITTED RESTRUCTURING" means (a) with respect to any Originator, any merger, consolidation or similar combination of an Originator (i) with another Originator, (ii) with and into a newly formed entity that is (A) domiciled in the United States of America, and (B) wholly-owned, directly or indirectly, by Weatherford and the Bermuda Parent, with no assets (other than its initial paid-in capital) and no liabilities (other than minimal organization costs) for the purpose of changing its legal form from a corporation, partnership or limited liability company domiciled in one state of the United States to a corporation, partnership or limited liability company domiciled in another state, from a corporation to a partnership or limited liability company, from a partnership to a corporation or limited liability company, or from a limited liability company to a partnership or corporation, as the case may be, (iii) with any Person engaged in a similar line of business as such Originator which would not, after giving effect to such merger, consolidation or similar combination, cause such Originator to be the Originator of Receivables with an aggregate Outstanding Balance of more than 10% of the aggregate Outstanding Balance thereof immediately prior to such merger, consolidation or similar combination, and/or (iv) with any other Person to whom the Agent gives its prior written consent, SO LONG AS: (1) the successor or surviving entity unconditionally assumes such Originator's (or Originators') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such combination, (2) prior to the effectiveness of such combination, all UCC financing statements necessary to maintain the validity, perfection and priority of Seller's ownership interest in the Receivables and Related Security acquired or to be acquired from such Originator or Originators under the U.S. Receivables Sale Agreement, and the Agent's ownership or security interest therein, have been duly executed and filed in all necessary jurisdictions, and (3) if the surviving entity in such combination(s) is not an existing party to the U.S. Receivables Sale Agreement, all other documents required to be delivered in connection with a Joinder Agreement under the U.S. Receivables Sale Agreement have been duly executed and delivered substantially contemporaneously with such combination(s), and (b) with respect to Weatherford and the Bermuda Parent, any merger, consolidation or similar combination of Weatherford or the Bermuda Parent, as the case may be, with another Person so long as after giving effect thereto: (i) the survivor unconditionally and expressly assumes, in writing, all of Weatherford's or the Bermuda Parent's obligations, as the case may be, under the Transaction Documents to which Weatherford or the

         Bermuda Parent, as the case may be, was a party immediately prior to such merger, consolidation or combination, and (ii) the survivor has senior unsecured long-term debt ratings of at least "BBB-" from Standard & Poor's Ratings Group and "Baa3" from Moody's Investors Services, Inc.

                  "SELLER PARTIES" means (a) Seller, (b) at any time while it is Servicer and/or Performance Guarantor, Weatherford, and (c) at any time while it is a Performance Guarantor, the Bermuda Parent.

                  SECTION 6. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Omnibus Amendment, each of the Seller Parties (which, for the purposes of this Omnibus Amendment, shall include the Bermuda Parent) and each of the Initial Originators hereby represents and warrants to the Agent and the Purchasers that (a) each of such Seller Party's and such Initial Originator's representations and warranties contained in
Article II of the Sale Agreement and Article V of the Purchase Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party and such Initial Originator of this Omnibus Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Omnibus Amendment has been duly executed and delivered by such Seller Party and such Initial Originator and constitutes the legal, valid and binding obligation of such Seller Party and such Initial Originator enforceable against such Seller Party and such Initial Originator in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 7. Condition Precedent. This Omnibus Amendment shall become effective as of the date first above written upon receipt by the Agent of:

                  (a) counterparts of this Omnibus Amendment duly executed by each of the parties hereto;

                  (b) counterparts of the amended and restated Performance Undertaking in form and substance satisfactory to the Agent duly executed by Weatherford and the Bermuda Parent (the "AMENDED AND RESTATED PERFORMANCE UNDERTAKING");

                  (c) evidence of the payment to the Agent in immediately available funds of an amount equal to all legal fees and expenses of the Agent to the extent then invoiced;

                  (d) favorable opinions of a Bermuda legal counsel for the Bermuda Parent and U.S. legal counsel for Weatherford reasonably acceptable to the Agent and the Purchasers which addresses the following matters and such other matters as the Agent and the Purchasers may reasonably request:

                  (i) Each of the Bermuda Parent and Weatherford is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

                  (ii) The Bermuda Parent is not required to qualify in the State of Texas;

                  (iii) The execution and delivery by the Bermuda Parent and Weatherford of this Omnibus Amendment, the Amended and Restated Performance Undertaking and each other Transaction Document to which they are a party and their performance of their obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Bermuda Parent and Weatherford and will not:

                           (A) require any action by or in respect of, or filing
                  with, any governmental body, agency or official;

                           (B) violate, or constitute a default under, any
                  provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Bermuda Parent and Weatherford; or

                           (C) result in the creation or imposition of any
                  Adverse Claim on assets of Weatherford, the Bermuda Parent or any of its Subsidiaries.

                  (iv) Each of this Omnibus Amendment, the Amended and Restated Performance Undertaking and each other Transaction Document to which the Bermuda Parent and Weatherford are a party has been duly executed and delivered by the Bermuda Parent and Weatherford and constitutes the legal, valid, and binding obligation of the Bermuda Parent and Weatherford enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought;

                  (e) executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Reorganization;

                  (f) executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Reorganization;

                  (g) copy of the Resolutions of the Board of Directors or comparable body of the Bermuda Parent and Weatherford, certified by its Secretary authorizing the Bermuda Parent's and Weatherford's execution, delivery and performance of this Omnibus Amendment, the Amended and Restated Performance Undertaking and the other documents to be delivered by the Bermuda Parent and Weatherford hereunder;

                  (h) Certificate of Incorporation of the Bermuda Parent and Weatherford certified by the Secretary of State or comparable office of its jurisdiction of organization;

                  (i) Good Standing Certificate or equivalent for the Bermuda Parent and Weatherford issued by the Secretaries of State or comparable office of its jurisdiction of organization and, in the case of Weatherford, issued by the Secretary of State of Texas; and

                  (j) a certificate of the Secretary of the Bermuda Parent and Weatherford certifying (i) the names and signatures of the officers authorized on its behalf to execute this Omnibus Amendment, the the Amended and Restated Performance Undertaking and any other documents to be delivered by it hereunder and (ii) a copy of the Bermuda Parent's Organic Documents.

                  SECTION 8. Miscellaneous.

                  (a) THIS OMNIBUS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                  (b) EACH OF SELLER PARTIES and the Initial OriginatorS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS OMNIBUS AMENDMENT.

                  (c) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS OMNIBUS AMENDMENT.

                  (d) Except as expressly modified hereby, the Sale Agreement, the Purchase Agreement and the other Transaction Documents remain unaltered and in full force and effect. Each of the Sale Agreement, the Purchase Agreement and the other Transaction Documents is hereby ratified and confirmed. This Omnibus Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

                  (e) This Omnibus Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

W1 RECEIVABLES, L.P.

BY:  W1 GENERAL PARTNER, INC.,  ITS SOLE GENERAL PARTNER

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   President



WEATHERFORD INTERNATIONAL, INC., AS SERVICER AND PERFORMANCE GUARANTOR

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President, General Counsel & Secretary



WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President and Secretary


WEATHERFORD U.S., L.P.

BY:  WUS HOLDING, LLC, ITS GENERAL PARTNER

By:     /s/ BURT M. MARTIN
   --------------------------------------------------
Name:   Burt M. Martin
Title:  Senior Vice President and Secretary


WEATHERFORD INTERNATIONAL LTD., AS PERFORMANCE GUARANTOR

By:     /s/ BURT M. MARTIN
   --------------------------------------------------
Name:   Burt M. Martin
Title:  Senior Vice President, General Counsel and Secretary

JUPITER SECURITIZATION CORPORATION

By:      /s/ LEO V. LOUGHEAD
   --------------------------------------------------
         Leo V. Loughead, Authorized Signer


BANK ONE, NA (MAIN OFFICE CHICAGO),
 AS A FINANCIAL INSTITUTION AND AS AGENT

By:      /s/  LEO V. LOUGHEAD
   --------------------------------------------------
         Leo V. Loughead, Director, Capital Markets

Each of the undersigned (i) acknowledges the receipt of a copy of the Sale Agreement, (ii) agrees to be bound by the provisions of, and agrees that each is jointly and severally liable for all of the obligations under, the Sale Agreement applicable to the undersigned (including in its capacity as a Performance Guarantor and including those in Sections 4.1(a) and 4.1(b) of the Sale Agreement) and hereby expressly assumes all such obligations, and (iii) confirms that the representations and warranties in the Sale Agreement applicable to the undersigned (including those in Section 2.1(m) of the Sale Agreement) are true and correct

WEATHERFORD INTERNATIONAL, INC.

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President, General Counsel & Secretary


WEATHERFORD INTERNATIONAL LTD.

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President, General Counsel and Secretary


The undersigned (i) acknowledges the receipt of a copy of the Purchase Agreement and the other Transaction Documents, (ii) agrees to be bound by the provisions of, and agrees that it is liable for all of the obligations under, the Purchase Agreement applicable to the undersigned (including in its capacity as a Seller Party) and hereby expressly assumes all such obligations, and (iii) confirms that the representations and warranties in the Purchase Agreement applicable to the undersigned (including those in Section 5.1(m) of the Purchase Agreement) are true and correct.

WEATHERFORD INTERNATIONAL LTD.

By:      /s/ BURT M. MARTIN
   --------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President, General Counsel and Secretary

Without limitation of any of the foregoing, the undersigned agrees to be bound by the provisions of, and agrees that it is liable for the obligations under,
Section 14.4(c) the Purchase Agreement as a Seller Party and hereby expressly assumes all such obligations.

IN WITNESS WHEREOF, THE COMMON SEAL OF WEATHERFORD INTERNATIONAL LTD. WAS AFFIXED HERETO IN THE PRESENCE OF:

         /s/ BURT M. MARTIN
-----------------------------------------------------
Name:    Burt M. Martin
Title:   Senior Vice President, General Counsel and Secretary